Exhibit 10.12

AMENDMENT TO THE ENERGIZER HOLDINGS, INC.
EXECUTIVE SAVINGS INVESTMENT PLAN

WHEREAS, Energizer Holdings, Inc. (“Parent” or “Company”) previously adopted the Energizer Holdings, Inc. Executive Savings Investment Plan (“Plan”);

WHEREAS, Parent intends to separate its household products business from its personal care business by means of a spin-off of a newly formed subsidiary named Energizer SpinCo, Inc. (“Spinco”), in accordance with that certain Separation and Distribution Agreement by and between the Parent and the Spinco (“Spin-Off”);

WHEREAS, in connection with the Spin-Off, the Parent will be renamed from “Energizer Holdings, Inc.” to “Edgewell Personal Care Company,” and Spinco will be renamed from “Energizer SpinCo, Inc.” to “Energizer Holdings, Inc.;”

WHEREAS, the Company desires to amend the Plan to reflect the Spin-Off;

NOW, THEREFORE, effective July 1, 2015 and contingent on the Spin-Off, the Plan is amended as follows:

1.    Any reference to “Energizer Holdings, Inc.” in the Plan shall be replaced with “Edgewell Personal Care Company (formerly known as Energizer Holdings, Inc.).”

2.    Any reference to “Energizer Plans Administrative Committee” in the Plan shall be replaced with “the Benefits Governance Committee.”

3.    All liabilities relating to Accounts of individuals listed on Appendix I (attached hereto) are hereby transferred to and assumed by Energizer Holdings, Inc. (formerly known as Energizer SpinCo, Inc.), and the Company shall have no further liability relating thereto.

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IN WITNESS WHEREOF, the Company has caused this Plan amendment to be executed effective as of the __ 27___ day of ____July____, 2015.

ENERGIZER HOLDINGS, INC.

By: /s/ Peter J. Conrad

Its: Chief Administrative Officer

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